UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Wiser Oil Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WISER OIL COMPANY

8115 Preston Road, Suite 400

Dallas, Texas 75225

April 28, 2004

Dear Stockholder:

Your Board of Directors joins me in extending an invitation to attend the 2004 Annual Meeting of Stockholders which will be held on Tuesday, June 8, 2004 at 4:00 p.m., at the Park Cities/Dallas Hilton Hotel, 5954 Luther Lane, Dallas, Texas 75225 (tel: 214-368-0400). The meeting will start promptly.

During the Annual Meeting, we will discuss items of business described in the Notice of Annual Meeting and Proxy Statement and will report on the Company’s progress and respond to questions you may have about the Company’s business and operations. This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Wiser’s Board of Directors and management team, as well as describing the business we will conduct at the meeting.

We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Sincerely yours,

.

George K. Hickox, Jr.
Chairman and Chief Executive Officer

THE WISER OIL COMPANY

Dallas, Texas

NOTICE OF ANNUAL MEETING TO BE HELD JUNE 8, 2004

To Our Stockholders:

The Stockholders of The Wiser Oil Company (the “Company”) will hold their Annual Meeting (the “Annual Meeting”) on June 8, 2004, at 4:00 PM Central Daylight Saving Time, at the Hilton Park Cities/Dallas Hotel, 5954 Luther Lane, Dallas, Texas 75225 (tel: 214-368-0400). The purposes of the meeting are to consider and act upon the following:

(1)	Election of Directors: The election of two Directors each to serve for a three-year term expiring in 2007;

(2)	Other business: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders listed on the Company’s records at the close of business on April 23, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

The Annual Report to Stockholders for the year ended December 31, 2003, in which financial statements of the Company are included, was mailed with this Proxy Statement to each stockholder of record at the close of business on April 23, 2004. The Annual Report does not form any part of the material for solicitation of proxies.

You are urged to sign, date and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

President

Dallas, Texas

April 28, 2004

Notice of Wiser Oil Company’s 2004 Meeting of Stockholders

Proxy Statement

THE WISER OIL COMPANY

8115 Preston Road, Suite 400

Dallas, Texas 75225

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 8, 2004

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The Board of Directors (the “Board”) of The Wiser Oil Company (the “Company”) is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”) to be held on June 8, 2004 at 4:00 p.m. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 28, 2004.

If the accompanying proxy card is duly executed and returned, the shares of Common Stock of the Company represented thereby will be voted in accordance with the Board of Directors’ recommendations herein set forth and, where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to Van Oliver, Secretary, The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, TX 75225. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Shares Outstanding and Voting Rights

As of April 23, 2004, 15,470,006 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 23, 2004 (the “Record Date”) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of Directors.

Required Affirmative Vote and Voting Procedures

The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Matthew A. Eagleston, Gary Patterson and Mark A. Kirk of the Company have been designated as proxies for the 2004 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

2.	What is a proxy statement?

It is a disclosure document that SEC regulations requires us to furnish you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	If your shares are registered in your name, you are a stockholder of record.

(b)	If you are the beneficial owner of shares or your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions.

4.	What different methods can I use to vote?

(a)	By Mail by sending in the Written Proxy Card: If your shares are registered directly in your name as the holder of record, you may vote yours shares by marking, signing, dating and mailing the white proxy card in the pre-paid postage envelop that we have provided. All stockholders of record can vote by this written proxy card.

If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker which you must return in the envelope provided to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.

(b)	In Person: If you are a registered stockholder and attend the annual meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the annual meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the annual meeting.

5.	What is the record date and what does it mean?

The record date for the 2004 Annual Meeting of Stockholders is April 23, 2004. The record date is established by the Board of Directors as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

6.	How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting by:

(a)	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the Annual Meeting,

(b)	delivering a later-dated proxy or

(c)	voting in person at the meeting.

7.	Who counts the votes?

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	What are your voting choices when voting for Director nominees, and what vote is needed to elect Directors?

With regard to “Proposal 1 - Election of Directors,” you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of Directors to be elected, will be elected as Directors of the Company. Any abstentions or broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by a particular candidate.

The Board recommends a vote “FOR” each of the nominees.

9.	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted as present at the meeting for the purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy, but does not vote on a particular proposal because the broker or nominee does not have the authority to vote on that particular item and has not received voting instructions from the beneficial owner.

10.	How can I obtain copies of Wiser’s annual report and other available information about Wiser?

Wiser is furnishing with this proxy statement a copy of its 2003 Annual Report including financial statements. Stockholders may receive a free copy of Wiser’s 2003 Annual Report on Form 10-K by sending a written request to the Corporate Secretary of Wiser at the Wiser corporate address on page 1 of this proxy statement.

Wiser will furnish copies of any exhibit to the Form 10-K at a charge of $10 to cover handling and delivery expenses. You can also visit our website at www.wiseroil.com for free access to SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. Wiser’s corporate governance documents can be accessed free of charge at the Company’s website, www.wiseroil.com.

11.	How will delivery of proxy materials to stockholders sharing a common address (Householding) be made in the future?

Wiser has elected to seek shareholder approval to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC. Consequently, if shareholders approve this cost saving proposal only one proxy statement and one annual report will be delivered next year to multiple stockholders sharing an address unless Wiser has received contrary instructions from one or more of such stockholders. Next year Wiser proposes delivering promptly upon written or oral request a separate copy of its Annual Report on Form 10-K or this Proxy Statement to a shared address to which a single copy of the documents was delivered. Next year you may also direct any requests for separate copies to the Corporate Secretary of Wiser at the Wiser corporate address on page 1 of this Proxy Statement. If you reside at the same address as another stockholder and you prefer to receive your own set of the Annual Report and/or proxy statement in the future, you may contact the transfer agent, Mellon Investor Services LLC by calling its toll-free number (800) 635-9270 or writing to them at 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey, 07660. Your request will be effective 30 days after receipt. If you are currently receiving multiple copies of the Proxy Statement and Annual Report and prefer to receive a single set for your household, you may also contact Mellon Investor Services at the phone number or address above.

PROPOSAL — ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven directors. The Company has a “staggered” Board, which means that the directors have been classified, in respect to the time for which they hold office, by dividing them into three classes, with one class of directors being elected each year for a three-year term. At each annual meeting, the stockholders of the Company elect directors of the class whose term expires at such annual meeting, to hold office for the three-year term for which elected and until his successor is elected and qualified or until his earlier resignation or removal. A class of two directors is to be elected at the Annual Meeting to serve for a three-year term. The Governance, Nominating and Compensation Committee of the Board of Directors and the entire Board itself have nominated A. W. Schenck, III and Eric D. Long for election to the Board to serve until the Annual Meeting in 2007, and until their successors are duly elected and qualified. Each is a current member of the Board whose term ends at this meeting.

Unless authority to do so is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the nominees named. If any of the nominees become unable to serve or for good cause will not serve, the persons named as proxies in the accompanying proxy intend to vote for such substitute nominees as the Board may propose, unless the Board adopts a resolution reducing the number of Directors.

The Company has been advised by Wiser Investment Company, LLC (“WIC”) whose principals include George Hickox, Chairman and Chief Executive Officer of the Company, and Scott Smith, a director of the Company, that WIC intends to vote 6,090,440 shares of Common Stock, representing approximately 39% of the outstanding Common Stock on the Record Date, that WIC beneficially owns and is entitled to vote at the Annual Meeting in favor of each of the named nominees. See “Certain Relationships and Related Transactions - WIC and DS&P Voting Agreement” and the footnotes to “Beneficial Ownership of Common Stock” herein.

Set forth below is certain information as of the Record Date, concerning the two nominees for election at the Annual Meeting and the five Directors of the Company whose terms will continue after the meeting, including information with respect to the principal occupation or employment of each nominee or Director during the past five years. Except as otherwise shown, each of the nominees and Directors has held the positions shown for at least the past five years.

Nominees for Election as Directors for Three-Year Term Expiring in 2007

Directors Whose Terms Expire in 2007

Name	Director Since	Age	Principal Occupation and other Directorships
A. W. Schenck, III Chairman of the Governance, Nominating and Compensation Committee and member of the Audit Committee	1986	60	Secretary of Banking, State of Pennsylvania 2003-2004; President, Chief Executive Officer and Director of Tradenable, a financial service company, August 2000 – August 2001; Chairman, Chief Executive Officer and Director of Fleet Mortgage Group, a mortgage company, December 1997 - August 2000. Held various executive

Name	Director Since	Age	Principal Occupation and other Directorships
			positions with Great Western Financial Corp., a thrift savings company, August 1995 - August 1997. Held various executive positions with PNC Financial Corporation, a national banking company, May 1969 – August 1995.

Eric D. Long Member of the Audit Committee and the Governance, Nominating and Compensation Committee	2001	45	Chief Executive Officer, President and Director of USA Compression, a lease, service and packaging natural gas compressor company, August 1998 - Present; founding principal of USA Compression, 1996-1998; Vice President of Business Development and Director of Global Compression Services, Inc., a lease, service and package natural gas compressor company, 1993 – 1996: Held a variety of senior officer level operating positions with Hanover Energy, Inc., an energy investment company, 1987 - 1992.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE TWO NOMINEES NAMED ABOVE. Proxies solicited by the Board of Directors will be voted in favor of approval of the named nominees unless stockholders specify otherwise.

Directors Whose Terms Expire in 2006

Name	Director Since	Age	Principal Occupation and other Directorships
C. Frayer Kimball, III Member of the Governance, Nominating and Compensation Committee and Executive Committee	1972	69	Owner and Vice President of Petroleum Engineers, Inc., Lafayette, Louisiana, a consulting engineering firm since 1970: Owner and Vice President of Triumph Energy, Inc., an oil and gas production company.

Scott W. Smith Member of the Executive Committee	2000	45	Principal of Sabine Energy Company, LLC, a private equity firm focused on investment opportunities in the energy business since 1997. From 1990 to 1996, acted as land manager for Triad Energy Corporation. From 1997 to 1998 was Manager of Land and Marketing for O’Sullivan Oil and Gas. Prior to 1990, worked in various capacities for Texas Oil and Gas Corporation and its affiliates.

Directors Whose Terms Expire in 2005

Name	Director Since	Age	Principal Occupation and other Directorships
Richard R. Schreiber Member of the Executive Committee	2000	48	Member of DSP Investors, L.L.C., a private equity firm focused on restructuring and recapitalization transactions, through affiliated partnerships since 1982. Acting CEO of Chief Consolidated Mining Corporation (CFCM.pk) since 2003. Prior to 1982, was an industrial real estate broker and later joined Coldwell Banker in the same capacity. Director of several privately held companies.

Name	Director Since	Age	Principal Occupation and other Directorships
Lorne H. Larson Chairman of the Audit Committee and member of the Corporate Nominating and Governance Committee	1995	68	Independent consultant to companies in the energy industry since December 1999. Chairman of ProGas Limited, a Calgary, Alberta, Canada-based company involved in natural gas marketing, June 1998-November 1999; President and Chief Executive Officer of ProGas Limited, January 1986 to May 1998; and director of AVIVA Canada Inc. and each of its subsidiary companies, a property and casualty insurance company, since April 1994.

George K. Hickox, Jr. Member of the Executive Committee	2000	45	Chairman of the Board and Chief Executive Officer of the Company since May 26, 2000; Since 1991, has been principal in Heller Hickox & Co., a private equity investment firm focused on the energy sector; serves as director of NATCO Group Inc., a publicly-traded NYSE company, and an officer and director of several privately held companies.

CORPORATE GOVERNANCE

Introduction

During 2003 the Board reviewed Wiser’s corporate governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC regulations implementing this legislation and new corporate governance listing standards proposed by the New York Stock Exchange. In light of these requirements, the Board adopted Guidelines of Corporate Governance, an updated Code of Business Conduct and Ethics, a new charter for the Audit Committee, Compensation Committee and Corporate Nominating and Governance Committee, and a Code of Ethics for senior financial officers of the Company in December 2003. In March 2004, the Board combined the previously established Compensation Committee and the Corporate Nominating and Corporate Governance Committee into one single committee named the Governance, Nominating and Compensation Committee and approved a new charter for this committee. Copies of the governance guidelines, committee charters and the codes of ethics are available on the Company’s website located at www.wiseroil.com. Wiser’s updated Audit Committee Charter is attached to this proxy statement as Annex I. The Corporate Nominating and Governance Committee conducted performance evaluations of the Board and the Audit, Compensation and Corporate Nominating and Governance Committees in 2003.

Board Meetings

In 2003, the Board of Directors held four (4) meetings and Committees of the Board of Directors held a total of thirteen (13) meetings. Each Director attended or participated by telephone conference call in at least 90% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he served in 2003. The Board convenes executive sessions of non-management directors without Company management on a regular basis. It is the Company’s policy that directors should attend the annual meeting of shareholders absent exceptional cause. Last year all directors attended the annual meeting.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards set forth in the Corporate Governance listing requirements of the New York Stock Exchange and by reference the Securities and Exchange Commission, as set forth in Wiser’s Guidelines of Corporate Governance. These standards incorporate the director independence criteria included in the New York Stock Exchange corporate governance listing standards. The Board has determined that the following directors are independent under these standards: A.W. Schenck, III, Eric D. Long, C. Frayer Kimball, III and Lorne H. Larson, comprising a majority of the members of the full Board.

Committees of the Board

During 2003, the Board had four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Nominating and Governance Committee. In March 2004, the Board combined the Compensation Committee and the Corporate Nominating and Governance Committee into a single committee named the Governance, Nominating and Compensation Committee and the membership of both the Governance, Nominating and Compensation Committee and the Audit Committee were newly configured. All members of the Audit and Governance, Nominating and Compensation Committees are composed entirely of independent Directors as determined by the Board in accordance with the independence criteria included in the New York Stock Exchange (NYSE) corporate governance listing standards. All members of the Audit Committee meet additional independence standards applicable to audit committee members under related NYSE and SEC rules.

The following table describes the members of each of the standing Board committees, its primary responsibilities and the number of meetings held during 2003:

Members	Responsibilities	Meetings Held in 2003
AUDIT COMMITTEE

Lorne H. Larson, Chair A.W. Schenck, III Eric D. Long

•        Appoints, compensates and oversees the External Auditors and Internal Auditor

•        Oversees the Company’s financial controls and reporting processes

•        Reviews the External Auditors

•        Monitors the audit of the Company’s financial statements

•        Reviews the Company’s annual and interim financial statements

•        Reviews the Company’s policies with respect to risk assessment and risk management

•        Establishes procedures for and handling of complaints involving accounting, internal accounting controls and policies and audit matters

•        Reviews the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

•        See Audit Committee Charter attached as Annex I

Eight (8)

GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE[1]

A.W. Schenck, III, Chair Eric D. Long C. Frayer Kimball III	• Approves compensation and sets performance criteria for compensation programs with respect to the Company’s Chief Executive Officer	Two (2) meetings of the Compensation Committee; Three (3) meetings of the Corporate Nominating and Governance Committee
• Reviews and approves compensation and sets performance criteria for compensation and bonus programs with respect to all key senior executives and elected officers

[1]	In March 2004, the Board combined the Compensation Committee and the Corporate Nominating and Governance Committee into one single committee called the Governance, Nominating and Compensation Committee. This new Committee has the same members as the former Compensation Committee.

Members	Responsibilities	Meetings Held in 2003

•        Approves and reviews employment agreements, severance agreements, retirement agreements, change in control agreements/provisions and any special or supplemental benefits for any officer of the Company

• Approves any new stock option plans, restricted stock plans and all plans designed to provide compensation primarily for officers of the Company

• Develops qualifications for membership on the Board of Directors

• Recommends nominees for election to the Board of Directors

• Gathers and reviews information with respect to the performance of the Chief Executive Officer for discussion with the Board of Directors

• Evaluates the effectiveness and performance of the Board of Directors and its Committees

•        Periodically reviews and reassesses the membership of its Committees and the Company’s Guidelines of Corporate Governance, Codes of Ethics and NYSE and SEC related governance issues and membership of its standing Committees

• Evaluates possible conflicts of interest of Directors

EXECUTIVE COMMITTEE

George K. Hickox, Jr. C. Frayer Kimball, III Richard R. Schreiber Scott W. Smith	The Company has an Executive Committee of the Board which is not an independent committee. It was created pursuant to terms of the Stockholder Agreement executed in May, 2000. See “Certain Relationships and Related Transactions – Stockholder Agreement with WIC and DS&P.” The Executive Committee has the right to exercise powers and authority of the Board in management of the business and affairs of the Company during intervals between board meetings, to the extent permitted by law.	None

Directors’ Compensation

Directors who are not employees of the Company receive an Annual Retainer of $16,000, which is payable in quarterly installments of $4,000 each, with the first payment being made in March of each year. In addition, each Director receives $1,000 for each meeting of the Board of Directors and $2,000 for each meeting of a Committee of the Board attended during the year. Each Chairman of a Committee of the Board receives an additional annual fee of $4,000. Directors who are employees of the Company or a subsidiary do not receive a retainer or fee for serving on the Board or Committees, for attending meetings of the Board or Committees or for serving as Chairman of a Committee. These increases reflect the additional responsibility of such members after the Sarbanes-Oxley Act of 2002 became effective.

During 2002, Mr. Schenck undertook a thorough review of the corporate governance of the Company and provided the Board of Directors a report on governance and the implications to the Company of the implementation of the Sarbanes-Oxley Act of 2002. After reviewing the matter with outside counsel, the Company concluded that $10,000 was a reasonable fee to pay for such additional services of Mr. Schenck through the 2003 annual meeting of stockholders which amount was paid to Mr. Schenck in 2003.

In 1996, the Company adopted The Wiser Oil Company Equity Compensation Plan for Non-Employee Directors (the “Equity Plan”), which allows non-employee Directors to make irrevocable elections prior to the beginning of each plan year to receive their Annual Retainers (i) all in cash, (ii) all in Phantom Shares or (iii) 50% in cash and 50% in Phantom Shares, and to defer payment of taxes on the equity portion to a subsequent date. A “Phantom Share” is an unsecured, unfunded and nontransferable right to receive from the Company one share of Common Stock, which right will automatically be exercised upon the earlier to occur of (i) the termination of the holder’s service as a Director for any reason or (ii) a “Change in Control” of the Company, as defined in the Equity Plan. Non-employee Directors have no right to convert Phantom Shares into Common Stock prior to such time. The number of Phantom Shares that may be acquired by a non-employee Director on any Annual Retainer payment date is determined by dividing the amount of the Annual Retainer, or portion thereof, that the Director has elected to receive in Phantom Shares by the fair market value of a share of Common Stock on the payment date of the Annual Retainer, rounded downward to the nearest whole number. Phantom Shares are fully vested upon issuance. Holders of Phantom Shares receive payments of cash or other property equivalent to dividends paid on outstanding shares of Common Stock, but have no voting or other rights of stockholders with respect to the Phantom Shares. A maximum of 25,000 shares of Common Stock may be issued upon the conversion of Phantom Shares under the Equity Plan. For 2003, all Directors received their Annual Retainers in cash.

A Change of Control of the Company, as defined in the Equity Plan occurred upon the closing of the transaction with Wiser Investment Company on May 26, 2000. Effective May 26, 2000, all outstanding Phantom Shares fully vested. Common Stock certificates were issued as follows: 7,913 shares of the Company’s stock to Mr. Larson, 7,913 shares of the Company’s stock to Mr. Mosle and 7,312 shares of the Company’s stock to Mr. Schenck. This plan has a balance of 1,862 Phantom Shares.

The 1991 Non-Employee Directors’ Stock Option Plan as amended, (the “Directors’ Plan”) is intended to enhance the mutuality of interests between the Directors and stockholders of the Company and to assist the Company in attracting and retaining able Directors. Under the Directors’ Plan, on the first business day following each Annual Meeting of Stockholders, each Director who is not an employee of the Company or a subsidiary is granted a nonstatutory stock option to purchase 1,500 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date the option is granted. The Directors’ Plan also provides for the grant of an option to purchase 5,000 shares of Common Stock to each newly elected non-employee Director upon such person’s initial election to the Board.

All options granted under the Directors’ Plan become exercisable six months from the date of grant and expire ten years from the date of grant. The Directors’ Plan provides that, upon termination of service as a Director for any reason other than removal for cause, all outstanding options previously granted to the non-employee Director under the Directors’ Plan will become immediately exercisable in full and will remain exercisable until the earlier to occur of the original expiration date of the option or three years from the date of termination of service, provided that if a Director voluntarily retires or resigns the post-termination of service exercise period may not exceed the duration of such Director’s period of service as a Director of the Company. The Directors’ Plan also provides that, upon removal of a Director for cause, all unvested options will immediately terminate and all unexpired vested options will be exercisable for a period of 90 days after removal.

In February 2001, the Directors’ Plan was amended to increase the total number of options that may be issued under this plan to 100,000 shares of Common Stock and extended the duration of the Plan to June 30, 2006. Pursuant to the terms of the Directors’ Plan, on December 9, 2003, options to purchase 1,500 shares of Common Stock at an exercise price of $7.735 per share were granted to Messrs. Kimball, Larson, Long, Schenck, Schreiber and Smith. None of these options granted to Board members were exercised in 2003.

Audit Committee

The Audit Committee:

Lorne H. Larson, Chairman

Eric D. Long

Richard R. Schreiber

The Audit Committee is responsible for helping to ensure the reliability of the Company’s financial statements and overseeing the Company’s financial process on behalf of the Board of Directors. The Audit Committee is responsible for, among other things, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls, and meeting periodically with the Company’s external and internal auditors with and in executive sessions without management present. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In keeping with these goals, the Board of Directors has adopted a written charter for the Committee that is reviewed annually by the Audit Committee. The Audit Committee’s charter adopted by the Board in December 2003, and amended and restated in 2004, is attached as Annex I to this proxy statement.

The Company reviewed the status of Mr. Schreiber’s independence consistent with final rules adopted in November, 2003 by the NYSE and SEC and determined he did not qualify under those new, more stringent standards of “independence” for the Committee. Consequently, Mr. Schenck was appointed to replace Mr. Schreiber on the Committee in March, 2004. The Board has determined that all of the members of the Audit Committee are independent in accordance with applicable NYSE and SEC rules as of March 2004.

Report of the Audit Committee

The Committee is responsible for selecting and retaining the Company’s independent auditors, approving the services they will perform, and reviewing the performance of both the internal and independent auditors. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. The Committee serves in a board-level oversight role in which it provides advice, counsel and direction to management and the auditors based on the information it receives, on discussions with management and the auditors and on the Committee members’ experience in business, financial and accounting matters. The Committee has the authority to engage its own outside advisors apart from counsel or advisors hired by management as it determines appropriate, including experts in particular areas of accounting. Management is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.

The Board has not designated any member as its “Audit Committee Financial Expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee and the Board of Directors believe that the Audit Committee has no such financial expert and will not seek to add one at this point in time. The reasons include: (i) the size, nature and operations of the Company are relatively small and are more simple to understand than companies with larger resources, international and more diverse North American operations; (ii) with its size, the Company’s financial reporting is less complicated; and (iii) the Audit Committee Members’ collective financial experience and its long standing familiarity with the Company’s activities and personnel.

Review and Discussions

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management. It has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence. During the course of 2003, the Audit Committee pre-approved all audit and tax preparation services and fees estimated by Ernst & Young to perform these services.

In an effort to maintain the accountant’s independence, the Audit Committee has considered whether Ernst and Young LLP’s rendering of non-audit tax calculations and return preparation services is compatible with maintaining its independence and consistent with the Sarbanes-Oxley Act of 2002. We have concluded that the rendering of both types of services did not result in a relationship conflict or conflict with the Act.

The Audit Committee also pre-approved the fees of the internal auditor and reviewed the scope and results of his engagement in 2003.

Recommendation to Include Audited Financial Statements in Annual Report

Based upon its review of the report of the independent accountants and its discussions with management and the independent accountants, the Committee recommended that the Board of Directors include the audited financial statements along with management’s discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Commission.

Other Considerations and Activities

During the course of its meetings in 2003, the Audit Committee reviewed, among other things, the Company’s hedging transactions; capital expenditure, cash flow and drilling budgets; new considerations raised by the Sarbanes-Oxley Act of 2002 amended listing and governance standards adopted by the SEC and NYSE; and potential risk issues that could affect the Company’s financial operation and results. The Committee also reviewed and gave approval of the Company’s quarterly and annual financial statements and related press releases and met with the Company’s new Internal Auditor about the Company’s internal accounting controls and policies and procedures. The Audit Committee considered and recommended adoption by the Board of Directors of an Audit Committee Charter in 2003 which was further amended in March, 2004 and performed a Committee self-evaluation for 2003.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board or specific individual directors may do so by sending an email to voliver@wiseroil.com or by writing a letter to the Board of Directors, c/o Office of the Corporate Secretary of the Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas. Such inquiries or communications will be received and forwarded to the Chairman of the Governance Committee or to another appropriate director or directors to whom the communications are directed, unless the communications are unduly hostile, threatening, illegal, do not reasonably relate to Wiser or its business, or is otherwise inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Code of Business Conduct and Ethics, which is also available on the Company’s website www.wiseroil.com.

Identifying Director Nominees; Consideration of Nominees of the Stockholders

The Governance, Nominating and Compensation Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee may consider various potential candidates for director which may come to the Committee’s attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Committee considers the qualifications set forth in the Guidelines of Corporate Governance, which include among others, some combination of the following abilities, characteristics, values and demonstrated capacities: (a) informed and thoughtful judgment; (b) integrity; (c) relevant management and other pertinent corporate experience; (d) understanding oil and gas exploration, production and operations; (e) background in public financial reporting; (f) peer respect; (g) functions well in a group setting; (h) adherence to high skill and performance standards; (i) “independent” within the meaning set forth in Wiser’s Guidelines of Corporate Governance; (j) absence of conflicts of interest with Wiser; and (k) a willingness to undertake the requisite time commitment to Board functions.

The policy of the Governance, Nominating and Compensation Committee, as set forth in Wiser’s Guidelines on Corporate Governance, is to consider nominations submitted by shareholders in accordance with the advance notice provisions of the Company’s bylaws, which provisions are discussed below under “Stockholders’ Proposals.” The Committee evaluates shareholder nominees based on the same criteria it uses to evaluate nominees from other sources.

EXECUTIVE OFFICERS

The following is a list of the names and ages of all the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person’s principal occupation or employment during the past five years. The executive officers of the Company are elected each year by the Board of Directors at its first meeting following the Annual Meeting of Stockholders to serve during the ensuing year and until their respective successors are elected and qualified. Pursuant to the Management Agreement, as further discussed herein, WIC caused Mr. Hickox to serve as the Chief Executive Officer of the Company and to enter into an employment agreement with the Company. The only other person with an employment agreement and listed as an officer of the Company is Eric Panchy, President of The Wiser Oil Company of Canada. See “Employment Agreements.”

Name	Age	Positions and Offices Held and Principal Occupation or Employment During Past Five Years
George K. Hickox, Jr.	45	Chairman of the Board and Chief Executive Officer of the Company since May 26, 2000. See “Proposal—Election off Directors” above for additional biographical information.

Matthew A. Eagleston	44	President of the Company since October 15, 2003; Vice President of Production of the Company August, 2001 – September, 2003; Manager of Operations and Engineering of the Company, August 2000 – August 2001; Project Engineer of the Company, September 1995 – August 2000;

Eric Panchy	45	Executive Vice President of The Company, since July 2003; Vice President of Exploration, The Wiser Oil Company of Canada, July, 2001 – June, 2003; President of The Wiser Oil Company of Canada since July, 2003; Vice-President of Sunoma-Barrington Energy Corp. 1995-2001.

Richard S. Davis	50	Vice President of Finance of the Company since May 2000; since January 1, 2004, Chief Financial Officer of the Wiser Oil Company of Canada; Vice President of Finance of The Wiser Oil Company of Canada from August 2000 through December 2003; Controller of the Company, February 1997-June 2000. Controller of Gemini Exploration Company, an oil and gas exploration and production company, August 1994 - February 1997.

Name	Age	Positions and Offices Held and Principal Occupation or Employment During Past Five Years
Robert J. Kerian	49	Vice President of Exploration of the Company since September 2001; Exploration Manager of the Company, December 1998 – August 2001; Senior Staff Geophysicist of the Company, November 1996 – November 1998. Held various staff and supervisory positions as an exploration geophysicist with Enserch Exploration, an oil and gas exploration and production company, July 1984 – November 1998.

W. B. Phillips	52	Vice President of Land of the Company since September 2001; Manager of Land of the Company, January 1991 – August 2001;

Van Oliver	54	Vice President, General Counsel and Corporate Secretary since October 1, 2002; Consultant to the Company August, 2001-September, 2002; and previously a partner with Andrews & Kurth from 1992 until 2001.

SECTION 16(a) COMPLIANCE

BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “Commission”) and the New York Stock Exchange (the “NYSE”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the Commissions regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with during the year ended December 31, 2003, except that each of the Company’s six (6) Non-Employee Board of Directors received 1,500 share stock option grants on December 9, 2003 which were not reported on Form 4 until February, 2004.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company in 2001, 2002 and 2003 to Wiser’s Chief Executive Officer and the five other most highly paid executive officers (the “Named Officers”). Information is also provided for A. Wayne Ritter, who retired as an executive officer in October 2003.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Number of Securities Underlying Options/SARs (#)	All Other Compensation
George K. Hickox, Jr.	2003	1	-0-	24,450	(1)	-0-	-0-
Chairman, and Chief	2002	1	-0-	23,583	(1)	-0-	-0-
Executive Officer (1)	2001	1	-0-	24,455	(1)	-0-	-0-

Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Number of Securities Underlying Options/SARs (#)	All Other Compensation
A. Wayne Ritter Former President of the Company and The Wiser Oil Company of Canada (2)	2003 2002 2001	$ $ $	200,000 200,000 183,000	-0- 7,338 500		NA NA NA	-0- -0- -0-	16,530 9,623 9,870	(8)(9) (8)(9) (8)(9)
Matt Eagleston President (3)	2003 2002 2001		175,000 125,000 98,105	300 15,300 300	(2) (2) (2)	NA NA NA	25,000 25,000 -0-	6,888 5,989 5,265	(8)(9) (8)(9) (8)(9)
Eric Panchy Executive Vice President of the Company and President of The Wiser Oil Company of Canada (4)	2003 2002 2001		142,493 104,461 41,426	20,925 5,396 2,775	(3)	NA NA NA	30,000 -0- 20,000	8,550 6,236 3,195	(8)(9) (8)(9) (8)(9)
Richard S. Davis Vice President of Finance After May 26, 2000 (5)	2003 2002 2001		135,000 125,000 116,504	300 4,781 300	(4) (4) (2)	NA NA NA	-0- -0- 25,000	6,542 6,413 6,185	(8)(9) (8)(9) (8)(9)
Robert J. Kerian Vice President of Exploration (6)	2003 2002 2001		145,000 125,000 117,000	300 4,500 20,300	(5) (5) (5)	NA NA NA	-0- -0- 20,000	6,715 6,452 6,210	(8)(9) (8)(9) (8)(9)
Van Oliver Vice President, Secretary and General Counsel (7)	2003 2002		155,000 140,000	300 300		N/A	-0- 20,000	660 390	(7)(8)(9) (7)(8)(9)

1.	George K. Hickox, Jr. has an employment agreement with the Company, initially executed in May 26, 2000 for two years. The Board extended the agreement for an additional four years with an expiration date of May 26, 2006. Under it, Mr. Hickox receives a nominal salary of $1 per year and is granted an alternative housing allowance in Dallas which for the three consecutive years 2001, 2002 and 2003 respectively totaled: $24,455; $23,584; and $24,450. In addition, Mr. Hickox has the use of a company owned vehicle while in Dallas. See “Employment Agreements” below. Wiser Investment Company (“WIC”), of which Mr. Hickox is a principal, has a Management Agreement with the Company. From its execution on May 26, 2000 through its expiration three years later, the Company paid WIC $300,000 annually to manage the Company. The Board amended and extended that Management Agreement as of May 26, 2003,without a term limitation but subject to a fifteen day termination notice by either party. It includes a monthly payment to WIC of $50,000 to manage the Company.

2.	A. Wayne Ritter retired in October 2003 as President of the Wiser Oil Company and The Wiser Oil Company of Canada. Under his employment agreement, Mr. Ritter is bound by the terms of his agreement with respect to the guarding of certain confidential information of the Company and its subsidiaries and an agreement not to solicit employees of the Company and its subsidiaries for a period of two (2) years.

3.	Mr. Eagleston was elected Vice Present of Production on September 1, 2001 and President of the Company as of October 14, 2003. In 2002, Mr. Eagleston received a performance bonus of $15,000 and in 2001 and 2003 received a Christmas bonus of $300.

4.	Mr. Panchy joined The Wiser Oil Company of Canada (“Wiser Canada”) in June, 2001 and was elected Executive Vice President of the Company and President of The Wiser Oil Company of Canada in July, 2003. Mr. Panchy received a performance bonus in 2003 of $20,925. Mr. Panchy entered into an employment agreement with the Company dated September 1, 2001 which was amended in June, 2002 and July, 2003. See “Employment Agreements” below.

5.	Mr. Davis was elected Vice President of Finance of the Company in July, 2000. Mr. Davis received a performance bonus equal to one pay period’s compensation in 2002 and a Christmas bonus of $300 for 2001 through 2003.

6.	Mr. Kerian was elected Vice President of Exploration on September 1, 2001. Mr. Kerian received a performance bonus that year of $20,000, a performance bonus in 2002 equal to one pay period’s compensation and a Christmas bonus of $300 for each of years 2001 through 2003.

7.	Mr. Oliver was elected Vice President, Secretary and General Counsel in October, 2002 and received a salary based on the annualized rate of $140,000 in 2002. In 2002 and 2003, Mr. Oliver also received Christmas bonus of $300 for each year.

8.	The Company made contributions under the Company’s Non-Qualified Restoration Plan or Savings Plan (matching those of the Named Officers other than Mr. Hickox).

	Mr. Eagleston	Mr. Panchy	Mr. Davis	Mr. Kerian	Mr. Oliver	Mr. Ritter
2003	$6,888	$8,549	$6,542	$6,715	-0-	16,230
2002	$5,629	$5,396	$6,053	$6,065	-0-	8,903
2001	$4,905	$2,775	$5,825	$5,850	-0-	9,150

The Company also paid the dollar value of life insurance premiums of Named Officers for each of the past three years, as follows:

	Mr. Eagleston	Mr. Panchy	Mr. Davis	Mr. Kerian	Mr. Oliver	Mr. Ritter
2003	$360	$840	$360	$360	$360	300
2002	$360	$840	$360	$360	$90	360
2001	$356	$420	$360	$360	-0-	360

Option/SAR Grants in Last Fiscal Year

The following table provides information concerning the grant of stock options during 2003 to the Named Officers.

Individual Grants (1)

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options Granted to Officers In Fiscal Year (2)	Exercise or Base Prince ($/Sh)	Expiration Date	Grant Due Present Value (3)
Matthew A. Eagleston	25,000	45%	5.70	October 14, 2013	$76,248
Eric G. Panchy	30,000	55%	6.03	July 15, 2013	$83,964

(1)	All grants to Named Officers during fiscal year 2003 were granted under the Company’s 1991 Stock Incentive Plan. Options granted on July 14, 2003 and October 15, 2003 become exercisable as to 50% of the total and the remaining 50% respectively to Mr. Panchy and Mr. Eagleston will become immediately exercisable respectively on July 16, 2004 and on October 15, 2004. All option grants have ten-year terms and were granted with an exercise price equal to or above the fair market value of the Company’s Common Stock on date of grant.

(2)	During 2003, the Company issued 55,000 options to officers. The percentages listed for each grant were calculated by dividing each grant by the total of all options granted in 2003.

(This Space Intentionally Left Blank)

(3)	This amount represent the value of the grant based upon the Black-Scholes option pricing model and assumes exercise at the end of the ten year option term, based on the following interest rates, dividend yields and volatility assumptions.

Assumptions	Grant Date	Grant Date
	July16, 2003	October 15, 2003
Risk free interest rate	3.94%	4.40%
Dividend yield	-0-	-0-
Volatility (two-year weekly close)	29.9%	29.9%
Time to exercise	10 years	10 years

Aggregated Options/SAR Exercises in Last Fiscal Year and Year End Option/SAR Values

The following table provides information, with respect to each officer of the Company, concerning unexercised options/SARs held as of the end of the fiscal year ended December 31, 2003.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(1)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George K. Hickox, Jr.	-0-	-0-	-0-	-0-	-0-	-0-
A. Wayne Ritter	-0-	-0-	212,500	-0-	126,650	-0-
Matthew A. Eagleston	-0-	-0-	37,500	12,500	83,125	29,625
Eric Panchy	-0-	-0-	35,000	15,000	71,600	40,500
Robert J. Kerian	-0-	-0-	25,000	-0-	53,500	-0-
Richard S. Davis	-0-	-0-	25,000	-0-	53,500	-0-
Van Oliver	-0-	-0-	10,000	10,000	34,000	34,000

(1)	Represents the number of shares of the Company’s Common Stock underlying the options and SARs held by the named officer.

(2)	The closing price for the Company’s Common Stock as reported by the NYSE on December 31, 2003 was $8.40. Value is calculated on the basis of the difference between $8.40 and the option exercise price of an “in-the-money” option multiplied by the number of shares of Common Stock underlying the option.

Pension Benefits

Frozen Retirement Income Plan. Each Named Officer, except Mssrs. Hickox and Panchy, is covered by the Company’s Retirement Income Plan (“Qualified Plan”), a non-contributory defined benefit pension plan under which retirement benefits are provided to substantially all non-union employees of the Company. Prior to January 1, 1999, the Qualified Plan provided a monthly benefit upon retirement based on the employee’s average monthly earnings (computed generally on the basis of the participant’s average monthly earnings for the 60 highest paid consecutive months during the 120 consecutive months immediately preceding the employee’s termination date) and years of service.

Effective as of December 31, 1998, the Qualified Plan was amended to “freeze” benefits so that no additional benefits would accrue under the Qualified Plan for anyone after December 31, 1998. The amendment did not reduce the benefits accrued under the Qualified Plan on or before December 31, 1998, or affect the amount of any benefit payments then being made pursuant to the Qualified Plan.

In 2001, the Qualified Plan was amended to allow accruals under a cash balance formula for service after September 30, 2000. Under this formula, a hypothetical account balance is determined for each participant. Each quarter, this account is credited with 1.50% interest on the balance at the beginning of the quarter, plus 3% of the employee’s basic compensation for the quarter. Upon retirement, the Qualified Plan will provide a monthly income that is the actuarial equivalent of the hypothetical account balance at the time of termination, but in no event less than the frozen accrued benefit that would have been paid before the 2001 amendment. In lieu of a monthly income, participants may instead receive a lump sum payment of the actuarial value of benefits payable from the Qualified Plan. Such sums are set for below:

Name	Lump Sum Retirement Benefit Calculated as of December 31, 2003
Matthew A. Eagleston	$22,912
Robert J. Kerian	$25,736
Richard S. Davis	$25,449
Van Oliver	$4,484

Based upon the actuarial assumptions presently being used to fund the Qualified Plan and assuming continued employment to age 65, the estimated combined annual retirement benefits payable under the Qualified Plan in the form of a single life annuity commencing at age 65 would be, $14,973 per year for Mr. Davis, $17,054 per year for Mr. Kerian, $27,484 for Mr. Eagleston, and $6,959 per year for Mr. Oliver.

Retirement Restoration Plan. Certain former executives of the Company also participate in the Company’s Retirement Restoration Plan (the “Retirement Restoration Plan”). The Retirement Restoration Plan is a nonqualified deferred compensation plan. The participants in the plan are the Chief Executive Officer and any other employee of the Company (i) who is a participant in the Retirement Plan, (ii) whose annual salary is at least $150,000, and (iii) who has been designated by the Chief Executive Officer to participate in the plan. For 2002 and 2003, Mr. Ritter who retired in October, 2003 was the only Named Executive Officer who was a participant in the Retirement Restoration Plan.

In order to comply with the tax qualification requirements of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum annual retirement benefit that may be accrued and that the Company can fund, and the maximum compensation that may be used in determining future benefit accruals, under the Retirement Plan are subject to certain limitations. The Retirement Restoration Plan provides for the payment of benefits equal to the amount by which (i) the value of the benefits that would have been payable to a participant under the Qualified Plan if such benefits were not limited by such maximum compensation and maximum benefit limitations, exceeds (ii) the value of the benefits actually payable under the Qualified Plan.

Benefits under the Retirement Restoration Plan normally are paid concurrently with the payment of benefits under the Qualified Plan. However, if a participant’s employment terminates (other than by reason of death, retirement or disability) within two years following a Change of Control (as defined in the Retirement Restoration Plan), the value of such participant’s Retirement Restoration Plan benefits will be distributed to such participant in a single lump sum within 60 days following such termination of employment. Retirement Restoration Plan benefits are payable from the general assets of the Company.

Employment Agreements

George K. Hickox Jr. entered into an employment agreement with the Company effective May 26, 2000. The employment of Mr. Hickox was for a two-year period commencing on the date of the agreement. That agreement was extended for four additional years beginning May 26, 2002 unless earlier terminated in accordance with the terms thereof. During the employment term, Mr. Hickox will serve as Chief Executive Officer and (to the extent elected or appointed as a director of the Company) Chairman of the Board of the Company, accountable only to the Board. The Employment Agreement requires that Mr. Hickox devote a substantial majority of his time and attention to the business affairs of the Company. The Company acknowledges that Mr. Hickox has outside business interests and has agreed he may devote a portion of his time and attention to such business interests provided they do not materially interfere with the performance of his duties under the Employment Agreement. During the employment term, the Company will pay Mr. Hickox for his services a base salary at the rate of $1.00 per year, provided that such base salary may be adjusted from time to time by the Board at its discretion. In addition to base salary, Mr. Hickox will be entitled to participate in all employee benefit plans and programs provided by the Company to its executive officers generally, subject to terms, conditions and administration of such plans and programs. However, Mr. Hickox has agreed that, unless otherwise determined by the Board, he will not be entitled to receive any stock options, restricted stock or other similar stock-based awards under the Company’s stock incentive plans. The Employment Agreement also contains provisions regarding the Company furnishing an automobile and housing for Mr. Hickox’s use in Dallas, and the reimbursement by the Company of certain of his travel expenses. The Board may terminate Mr. Hickox’s employment for cause, and Mr. Hickox has the right to terminate his employment, at any time, by providing at least 30 days prior written notice.

The Wiser Oil Company of Canada (“Wiser Canada”) entered into an employment agreement with Mr. Panchy in his capacity as its Vice President of Exploration, dated as of September 1, 2001, for a term of one year at a base salary of $165,000 (Can). Wiser Canada also agreed to furnish Mr. Panchy with a car allowance and the right to participate in the Company’s savings, stock option and other benefit plans. In certain events, including a “change of control”, as that term is defined in the agreement, of the Company or Wiser Canada, Mr. Panchy is entitled to receive certain additional compensation and benefits, including primarily twice his then base salary and reimbursement for the amount of Canadian taxes would be applicable to or estimated to be incurred with respect to such additional compensation. The term of that employment agreement has been twice extended, with its effectiveness continuing through September 1, 2004. Mr. Panchy was appointed President of Wiser Canada and Executive Vice President of the Company in July, 2003.

Compensation Committee Report

In 2003, the Compensation Committee was comprised of three independent, non-employee directors of the Company. The Compensation Committee was combined in March, 2004 with the Corporate Governance and Nominating Committee to form the Governance, Nominating and Compensation Committee. In its reconstituted state, the Committee continues to be responsible for establishing and evaluating the Company’s executive compensation policy and strategy. The following members of the former Compensation Committee were appointed as the members of the new Governance, Nominating and Compensation Committee in March 2004.

The Compensation Committee:

(Until March, 2004)

A. W. Schenck, III, Chairman

C. Frayer Kimball, III

Eric D. Long

Committee and Philosophy. The Committee’s responsibilities include: (i) reviewing the design and competitiveness of the Company’s compensation and benefits programs, (ii) establishing the compensation program for the Chief Executive Officer; (iii) reviewing and approving the compensation program for other executive officers, (iv) approving changes to the base salary and incentive or bonus payments to the Chief Executive Officer, other executives and employees and (v) administering the Company’s stock option plan and SAR plan. The Committee’s objectives are:

•	To provide compensation comparable to similar companies in the oil and gas industry enabling the Company to attract, retain, motivate and reward its executive officers. These elements are critical to the Company’s long-term growth and success.

•	To align the interests of executives with the long-term interests of stockholders through stock option awards whose value over time depends upon the market value of the Company’s common shares.

•	To motivate and retain key senior officers to achieve strategic business initiatives and reward them for their achievements.

•	To work closely with the Chief Executive Officer to assure that the compensation program supports management’s objectives for the Company.

The goals of the Compensation Committee were and continue to be to ensure that the compensation provided to the Company’s executive officers is consistent with the Company’s annual and long-term performance objectives, reward superior performance, while at the same time providing a means for motivating and retaining key executives with exceptional leadership abilities. The Company’s policy is to pay executive officers a base salary with performance rewarded by cash incentive bonuses, stock options and/or share appreciation rights (SARs) after a review of all indices of performance. The executive compensation program is founded upon the same guidelines as used for all other employees of the Company.

Each position including executive positions is reviewed on an annual basis. All positions are compared on the basis of job descriptions to similar positions in compensation/benefits surveys of a peer group of comparable companies within the energy industry. The Committee reviews industry standards, increases in cost of living and the Company’s goals to approximate the median of competitive practices with respect to base salaries.

Base Salary. Each year, the Compensation Committee (now the Governance, Nominating and Compensation Committee) recommends base salaries at levels within the competitive market range of comparable companies. Other factors taken into consideration in establishing base salaries are responsibilities delegated to the executive, length of service, individual performance and internal equity considerations.

Annual Incentive Compensation Plan. Bonuses in 2003 were based on the overall performance of the Company relative to expectations and on individual overall contributions to 2003 results. Operating cash flow, reserve replacement and increases in reserve values are primary performance measures providing the basis for determination of the amounts of incentive awards. Performance measures and goals are reevaluated annually, and in making an award, the Committee may reflect other relevant performance results as identified in the following paragraph.

Due to the effect of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of Company performance based on only one or two measures may not provide a complete analysis of overall Company performance. The Committee annually reviews other important indicators of performance, such as earnings per share, return of invested capital, reserve growth, lease operating expenses, finding costs, and administrative expenses. Based on the results of these assessments and an evaluation by the Committee of individual executive performance, the Committee may adjust awards to reflect individual performance.

Stock Option Plan. Stock ownership is an important component for ensuring that executives’ interests are aligned with stockholders. In an effort to facilitate stock ownership for executives, the Company provides stock options and SARs primarily as long-term incentive reward vehicles. The Committee considers a number of factors in determining stock option and SAR awards, including the Company’s success in achieving annual and strategic goals, assessment of executive contributions to the Company and the expected future role and contribution of the executive to the overall success of the Company. The Company granted 30,000 shares as stock options to Mr. Panchy and 25,000 shares as stock options to Mr. Eagleston in 2003, the presidents respectively of Wiser Canada and The Wiser Oil Company.

Performance Bonuses The competitive factors and marketplace, as discussed above determine base salary for officers. Mr. Kerian was elected Vice President of Exploration on September 1, 2001. He received a $20,000 performance bonus in 2001. Mr. Phillips was elected Vice President of Land on September 1, 2001. He received a $9,092 performance bonus. There were no salary increases or other incentive bonuses granted by the Committee to officers for 2001. Matt Eagleston, Vice President of Production received a performance bonus of $15,000 in 2002. Mr. Panchy was elected Executive Vice President of the Company and President of the Wiser Oil Company of Canada effective July 16, 2003 and received a $20,000 bonus in 2003. In addition each other officer of the Company received a performance bonus equal to one pay period’s (two weeks) compensation in 2002 and a Christmas bonus of $300 in 2001 and 2003.

The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. This balanced executive compensation program provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results the Company strives to achieve.

Policy Regarding Tax Deductibility of Executive Compensation. Section 162(m) of the Code generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a Company’s chief executive officer and each of its other four most highly compensated executive officers. The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee does not presently anticipate that the compensation of any executive officer will exceed the cap on deductibility imposed by Section 162(m) of the Code during fiscal 2001. The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Code. The Committee believes that this provision of the tax law is unlikely to have any impact upon the Company in the near future.

2003 Compensation for the Chief Executive Officer. George K. Hickox Jr. entered into an employment agreement with the Company effective May 26, 2000 which was renewed and extended effective March 26, 2002 for four years. During the extended employment term, the Company will pay Mr. Hickox for his services a base salary at the rate of $1.00 per year, provided that such base salary may be adjusted from time to time by the Board at its discretion. Mr. Hickox’s nominal salary was not adjusted in 2003. In addition to his nominal salary, Mr. Hickox will be entitled to participate in all employee benefit plans and programs provided by the Company to its executive officers generally, subject to terms, conditions and administration of such plans and programs. However, Mr. Hickox has agreed that, unless otherwise determined by the Board, he will not be entitled to receive stock options, restricted stock or other similar stock-based awards under the Company’s stock incentive plans. See “Employment Agreements” herein. Wiser Investment Company LLC (“WIC”), whose principals consist of Mr. Hickox, Douglas Heller and Scott Smith, entered into a Management Agreement with the Company, dated May 26, 2000, under which WIC was paid $25,000 monthly to provide management for the Company. The Board of Directors extended and amended the management agreement effective May 26, 2003, with each party having the ability to terminate it upon fifteen (15) days notice to the other. Under the amended agreement, the Company pays WIC a monthly fee of $50,000 to manage the Company.

Employee Retention Plan. The Compensation Committee recommended and the entire Board of Directors approved a retention plan to provide the Company’s employees a degree of certainty over their future employment, to be activated in the event of “change in control” for the Company, as that term is defined in the plan. While not being aware of any pending decisions regarding such an event, the Company implemented the Retention Plan, thereby entitling all active employees to severance payments based on the length of their service and each employee’s status as either full or part time. Such severance will equal four (4) weeks of base pay in addition to two (2) weeks of compensation for each year of service, with periods calculated on the basis of 52 weeks per year and service of less than a year prorated accordingly.

This Space Intentionally Left Blank

STOCK PERFORMANCE

The following graph compares yearly percentage change in the cumulative total return on the Company’s Common Stock during the five fiscal years ended December 31, 2003, with the cumulative total return of the Broad Market Index, which is an index of companies on the S&P 500 Index, and an index of peer companies selected by the Company.

5 YEAR CUMULATIVE TOTAL AMONG

THE WISER OIL COMPANY, S&P 500 INDEX AND PEER

GROUP INDEX

	1998	1999	2000	2001	2002	2003
The Wiser Oil Company	$100	$117.65	$247.06	$251.76	$161.88	$395.29
Peer Group Index	100	106.55	304.23	188.65	213.02	326.64
Broad Market Index	100	121.04	110.02	96.95	75.52	97.18

Companies in the Company’s peer group have changed from a year ago to a group whose average size, exploration and production, focus and operations more approximates that of the Company. The group includes: Magnum Hunter Resources, Inc.; ATP Oil & Gas Corporation; Denbury Resources, Inc.; Clayton Williams Energy, Inc. and Carrizo Oil and Gas, Inc. The Stock Performance Graph and calculations were provided to the Company by Core Data, Inc. The graph and calculations assume $100 invested at the closing sale price on December 31, 1998, and reinvestment of dividends.

Certain Relationships and Related Transactions

The Transaction with Wiser Investment Company

On March 10, 2000, the Company and WIC entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) and an Amended and Restated Warrant Purchase Agreement (the “Warrant Purchase Agreement” and together with the Stock Purchase Agreement, the “Purchase Agreements”). The closing of the transactions contemplated by the Purchase Agreements occurred on May 26, 2000. Under the Purchase Agreements, the Company issued, as a new issuance, and sold to WIC and Dimeling, Schreiber and Park, a Pennsylvania partnership

(“DS&P”) and nominee for Dimeling, Schreiber and Park Reorganization Fund, L. P., a Delaware limited partnership (“DS&P Fund”), 600,000 shares of 7% Series C Cumulative Convertible Preferred Stock, par value $10.00 per share, of the Company (the “Preferred Stock”) for an aggregate purchase price of $15 million. Warrants to purchase 445,030 shares of Common Stock at $4.25 per share (subject to adjustment) for an aggregate purchase price of $8,900.59 were also sold to WIC at that time.

On June 1, 2001, WIC assigned its rights, under the Stock Purchase Agreement, to purchase 400,000 additional shares of Preferred Stock to Wiser Investors, L.P. (“Investors”) and A. Wayne Ritter. WIC also acquired warrants to purchase 296,686 shares of Common Stock at $4.25 per share (subject to adjustment) for an aggregate purchase of $5,933.72.

On May 26, 2003, the Preferred Stock issued to WIC, DS&P (now held of record by DS&P Fund), Investors and Mr. Ritter automatically converted into an aggregate of 5,882,353 shares of Common Stock. A total of 541,726 shares of Common Stock were issued to WIC, Investors, DS&P (now held of record by DS&P Fund) and Mr. Ritter as dividends paid-in-kind on the Preferred Stock.

In connection with the Purchase Agreements, the Company also entered into a Management Agreement with WIC, a Stockholder Agreement with WIC and DS&P as discussed below, and an employment agreement with George K. Hickox, Jr., as discussed under “Executive Compensation – Employment Agreements” above. George Hickox, the Company’s Chairman of the Board and Chief Executive Officer, and Scott Smith, a director of the Company, are principals of WIC. WIC is also the general partner of Investors.

WIC and DS&P Fund Voting Agreement. Pursuant to the Voting Agreement by and between WIC and DS&P Fund dated May 26, 2000 (the “Voting Agreement”), DS&P Fund has irrevocably appointed WIC as its attorney-in-fact and proxy to vote on all matters, other than certain excluded matters, in such a manner as WIC, in its sole discretion, deems proper. DS&P Fund has retained the power to vote in its sole discretion with respect to the merger, consolidation, reorganization, bankruptcy, liquidation, recapitalization or sale of substantially all of the Company’s assets. For so long as DS&P Fund holds at least 2,058,823 shares of Common Stock), DS&P Fund is entitled to nominate one Designee to serve on the Board of Directors of the Issuer; provided however, that DS&P Fund has no rights to nominate a Designee for so long as Mr. Hickox serves on the Board of Directors of the Company. The Voting Agreement may be terminated on the earliest of (i) mutual consent, (ii) the date on which WIC reduces its ownership in the Company by more than 50% of WIC’s initial investment, or (iii) five years from the date of such agreement.

The Management Agreement between the Company and WIC. The Company and WIC entered into a Management Agreement on May 26, 2000 (the “Management Agreement”). Under the Management Agreement, the Company currently pays WIC $50,000 per month in management fees. The Board and the Compensation Committee approved an amendment to the Management Agreement effective May 26, 2003 to extend its current term indefinitely, but, subject, however to each party’s right of termination upon 30 days written notice to the other.

Stockholder Agreement with WIC and DS&P Fund. Under the Stockholder Agreement dated May 26, 2000 by and between the Company, WIC and DS&P (the “Stockholder Agreement”), WIC and DS&P Fund (who assumed DS&P’s rights and obligations under the Stockholder Agreement) have the right to designate three members to serve on the Board and the Executive Committee of the Board, and to designate one member who is not an executive officer to serve on each other committee of the Board of Directors (except as otherwise required by law or New York Stock Exchange regulations). These rights continue as long as WIC and DS&P Fund beneficially own 4,600,000 or more fully-diluted shares. Otherwise, WIC and DS&P Fund have the right to designate that number of members to the Board of Directors and the Executive Committee corresponding to their beneficial ownership of fully diluted shares as set forth below:

Number of Fully-Diluted Shares	Number of WIC Designees
From 2,800,000 to 4,600,000	Two
From 800,000 to 2,800,000	One
Less than 800,000	Zero

WIC and DS&P Fund initially designated Messrs. Smith, Schreiber and Hickox to fill three vacancies created in the Board at the closing of the Purchase Agreements to serve until the annual meeting of the Company’s stockholders at which the term of the class to which such designee has been appointed expires, and until his respective successor is elected and qualified or until his earlier death, resignation or removal from office.

The Company has agreed to extend certain registration rights to the shares of Common Stock issued (i) upon conversion of the Preferred Stock, (ii) upon exercise of the Warrants or (iii) as dividends paid-in-kind on the Preferred Stock. WIC and DS&P Fund are entitled to two demand registrations, which may be effected for the sale of the Common Stock in a single transaction or by means of a “shelf” registration statement for an offering to be made on a continuous basis under the Securities Act of 1933, subject to certain limitations. The Stockholder Agreement also provides certain “piggyback” registration rights to WIC and DS&P Fund whenever the Company proposes to register an offering of any of its capital stock under the Securities Act of 1933 until such time as WIC and DS&P Fund cease to beneficially own in the aggregate at least five percent of the outstanding Common Stock on a fully-diluted basis. WIC has agreed, upon written notice, to effect DS&P Fund’s demand registration rights pursuant to the Stockholder Agreement provided that DS&P Fund owns at least 2,058,823 shares of Common Stock.

Equipment Purchases from NATCO Group, Inc.

During 2003, the Company purchased oil field equipment from NATCO Group, Inc., a Delaware corporation, for $104,870.35, without GST taxes and approximately $1,289 and $82,000 respectively in 2002 and 2001. Mr. Hickox, Chairman of the Board and Chief Executive Officer of the Company, is a stockholder and a director of NATCO Group, Inc.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth as of April 20, 2004, unless otherwise indicated, the beneficial ownership of Common Stock by: (i) the only persons known by the Company to beneficially own in excess of 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) the Named Officers; and (iv) all of the directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

Name of Beneficial Owner

Directors and Named Officers:	Shares Directly Owned	Shares Indirectly Owned	Common Stock Underlying Preferred Stock	Exercisable Stock Options	Total		Percent
George K. Hickox, Jr.	—	25,800	—	—	25,800	(1)	*
Scott W. Smith	7,800	—	—	4,500	12,300	(1)	*
Eric D. Long	4,000	—	—	8,000	12,000		*
A. W. Schenck, III	13,352	—	—	13,750	27,102		*
Lorne H. Larson	8,913	—	—	13,500	22,413		*
C. Frayer Kimball, III	8,878	455	—	12,750	22,083		*
Richard R. Schreiber	—	—	—	4,500	4,500	(2)	*
Matthew A. Eagleston	1,500	1,000	—	50,000	52,500		*
Eric G. Panchy	10,400	—	—	50,000	60,400		*
Richard S. Davis	1,000	1,000	—	25,000	27,000		*
Robert J. Kerian	8,250	—	—	25,000	33,250		*
Van Oliver	—	—	—	20,000	20,000		*
All Directors and Executive Officers	67,468	28,255		244,500	340,223		2.20%

Holders of 5% or More Not Named Above:	Total		Percent
Wiser Investment Company, LLC 1629 Locust Street Philadelphia, PA 19103	6,832,156	(2)	42.10%
Dimeling, Schreiber and Park Reorganization Fund II, L. P. 1629 Locust Street, 3rd Floor Philadelphia, PA 19103	3,014,642	(3)	19.50%
Wiser Investors, LP 1629 Locust Street Philadelphia, PA 19103	2,462,842	(4)	15.92%

*	Represents less than 1% of outstanding Common Stock.

The business address of each director and executive officer of the Company is c/o The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

(1)	Mr. Hickox has shared voting and dispositive power over 25,800 Shares of Common Stock owned by his wife.

(2)	Wiser Investment Company, LLC (“WIC”) has shared power to vote or to direct the vote of 2,705,882 shares of Common Stock issued upon conversion of the Preferred Stock purchased by DS&P under the terms of the Voting Agreement between WIC and DS&P. See “Certain Relationships and Related Transactions – WIC and DS&P Voting Agreement.”

(3)	Pursuant to the terms of the Voting Agreement between WIC and DS&P Fund (described below), DS&P Fund shares the right to vote or direct the vote of 2,705,882 shares of Common Stock issued upon the conversion of the Preferred Stock purchased by DS&P Fund. These shares were previously held in the name of DS&P Fund’s former general partner, Dimeling, Schreiber & Park. Mr. Richard R. Schreiber, Mr. Steven G. Park, Mr. Peter D. Schreiber and Mr. William Quinn are members of DSP Investors, L.L.C., the limited liability company that serves as the general partner of DSP Fund. DS&P Fund and its general partner have shared voting and dispositive power over the 3,014,643 shares of Common Stock deemed to be beneficially owned by DS&P Fund.

(4)	WIC, as the general partner of Wiser Investors, L.P. (“Investors”), has the sole voting power and dispositive power with respect to the shares beneficially owned by Investors.

PUBLIC ACCOUNTANTS

On April 3, 2002, the Board of Directors of the Company, after careful consideration and based upon the recommendation of its Audit Committee, dismissed its current independent public accountant, Arthur Andersen LLP. This dismissal followed the Board’s decision to seek proposals from other independent auditors to audit the Company’s consolidated financial statements for its fiscal year ended December 31, 2002.

On April 3, 2002, the Board of Directors, based on the recommendation of the Audit Committee, retained Ernst & Young LLP as its independent auditors with respect to the audit of the Company’s consolidated financial statements for its fiscal year ended December 31, 2002.

During the Company’s two most recent fiscal years ended December 31, 2003, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

During the Company’s two most recent fiscal years ended December 31, 2003, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, the Company has not consulted with Arthur Andersen, LLP or Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions addressed to them.

The Audit Committee pre-approved all fees and expenses of Ernst & Young LLP in 2003, as is its historical practice.

The table below sets forth the fees that Ernst & Young LLP billed us for the audit of our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and review of our financial statements for the quarterly periods within those fiscal years, and all other fees Ernst & Young LLP has billed us for services rendered during the fiscal years ended December 31, 2003 and December 31, 2002: Until the Company replaced Arthur Andersen LLP with Ernst & Young LLP in 2002, Arthur Andersen LLP billed the Company those fees which are shown below, in each instance, after the slashmark.

	2003	2002
Audit, Form 10-K and 10-Q Review	$229,579	$87,000/$57,750
Audit Related Fees	-0-	0/0
Related Tax Fees[1]	$34,295	$53,350/$10,480
All Other Fees[2]	$6,369	0/0

[1]	Tax fees for both 2002 and 2003 related primarily to tax return preparation and tax advisory services.

[2]	Relates to Pension Plan advisory services and Canadian income tax advice.

EXPENSES OF SOLICITATION

The costs and expenses of preparing and mailing this proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company (who will receive no special compensation therefor) may solicit proxies by telephone, telegraph or personal interview. The Company will request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

STOCKHOLDERS’ PROPOSALS

It is contemplated that the 2004 annual meeting of stockholders of the Company will take place on June 7, 2005. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2003 annual meeting pursuant to Rule 14a-8 under the 1934 Act, as amended, if such proposals were submitted in writing and received by the Company before the close of business on January 15, 2004. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders’ proposals. Proposals and nominations should be addressed to the President of the Company, Matthew A. Eagleston, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

Any stockholder may present a matter from the floor for consideration at a meeting without including such proposals in the proxy statement, so long as certain procedures are followed. Under the Company’s Bylaws, as amended, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date specified in the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Stockholders should refer to the Company’s Bylaws for other criteria necessary for the presentation of a matter to be properly brought forth before an annual meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matter that anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be deemed to be authorized to vote or otherwise act thereon in accordance with their judgment.

By Order of the Board of Directors

Matthew A. Eagleston President

Dallas, Texas

April 28, 2004

An additional copy of the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, is available without charge to each person whose proxy is solicited hereby upon written request directed to Van Oliver, The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

AUDIT COMMITTEE CHARTER

For the Wiser Oil Company

This Audit Committee Charter (“Charter”) sets forth the purpose, operating guidelines and membership requirements of the Audit Committee (the “Audit Committee” or “Committee”) of the Board of Directors (the “Board”) for The Wiser Oil Company (“Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Purpose. The purpose of the Committee to which the Board has delegated the responsibility for oversight and integrity of the Company’s financial statements and disclosures, the financial reporting process and related matters. The objectives of the Audit Committee are as follows: (i) ensure the quality and integrity of the Company’s financial statements, (ii) insure the Company’s compliance with legal and regulatory requirements, (iii) interact directly with and determine the qualifications, independence and performance of the Company’s independent auditing firm (the “External Auditor”), (iv) review the performance of the Company’s internal audit function, (v) review the Company’s internal accounting procedures, processes and control systems, and (vi) review the Company’s procedures for monitoring compliance with its Code of Business Ethics and Conduct (the “Code of Conduct”).

The Committee’s responsibilities are principally of an oversight nature. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company ‘s financial statements and disclosures are accurate, complete and stated in accordance with generally accepted accounting principles (“GAAP”) and other applicable rules and regulations.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, including ensuring that the financial statements are accurate, complete and stated in accordance with applicable accounting standards and, together with the other financial information included in the Company’s public disclosures, fairly present the financial condition, results of operations and cash flows of the Company. Management is also responsible for the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditors are responsible for planning and conducting an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP or other applicable accounting standards and reviewing the Company’s quarterly financial statements.

2.	Committee Members.

(a)	Composition and Appointment. The Audit Committee shall consist of three (3) or more members of the Board. The members shall be appointed by the Board on the recommendation of the Governance, Nominating and Compensation Committee (“Governance Committee”). The Committee shall have the power to appoint its Chairman. Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

(b)	Qualifications. Each member of the Audit Committee shall be considered “independent.” To be “independent,” a director may not have a relationship with the Company or its management or a private interest in the Company and its management. In addition, each member of the Committee must meet the independence requirements of the New York Stock Exchange (“NYSE”) and applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission (“SEC”).

(c)	Financial Literacy. Each member of the Committee shall, in the Board’s judgment, be financially literate or must become financially literate within a reasonable period of time after such member’s appointment to the Committee. As least one member of the Committee shall, in the Board’s judgment, have accounting or related financial management expertise. In addition, in connection with the preparation of any reports regarding the financial experience of the members of the Committee to be included in the Company’s periodic public reports, the Board shall determine with respect to each member of the Committee whether or not, in the Board’s judgment, such member is “an Audit Committee financial expert,” as such term is defined by the SEC, and report whether the Audit Committee has such a financial expert as a member and, if not, state the reasons therefor in the Company’s appropriate financial reports and filings with the SEC.

(d)	Simultaneous Service on Other Audit Committees. A member of the Audit Committee shall not serve on more than one audit committee of another public company (or, in the absence of an audit committee, the board committee performing equivalent functions, or in the absence of such committee, the board of directors) without the Board’s approval. The Board must affirmatively determine that such simultaneous service on multiple audit committees will not impair the ability of such member to serve on this Audit Committee. The basis for the Board’s determination shall be disclosed in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

(e)	Compensation. The members of the Audit Committee shall not receive any direct or indirect compensation from the Company, other than director’s fees. In particular, no Audit Committee member shall accept any consulting, advisory or other compensatory fee from the Corporation. Members of the Committee shall, at the discretion of the Board, be entitled to receive fees for service on the Committee or for

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service as Chairperson of the Committee in addition to the normal fees paid to all directors.

3.	Authority.

(a)	Education. To help ensure that the members of the Audit Committee have the proper knowledge to perform their responsibilities, Committee members, shall have the authority, at the Company’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to the carrying out of the Committee’s responsibilities.

(b)	Advisors. The Audit Committee shall have the authority (i) to retain, at the Company’s expense, independent legal, financial, accounting and other advisors or experts (“Advisors”) it deems necessary to fulfill its responsibilities and (ii) determine the compensation of such Advisors.

(c)	Investigations. The Audit Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

(d)	Information. The Audit Committee shall have the authority to require any officer, director or employee of the Company, the company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

(e)	Funding. The Audit Committee shall have the authority to determine, on behalf of the Company, the compensation of the External Auditor for its services in rendering an audit report, and (ii) any Advisors employed by the Committee pursuant to Section 3 (b).

(f)	Subcommittees. The Audit Committee shall have the authority to delegate authority and responsibilities to subcommittees provided that no subcommittee shall consist of less than two members.

4.	Meetings.

(a)	Periodic Meetings. The Audit Committee shall meet at least once per fiscal quarter in connection with its review of the Company’s earning releases, financial statements and the disclosures that are to be included in its Form 10-Q and Form 10-K filings with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, the Audit Committee shall prepare the Audit Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders. The Chairperson may call a special meeting at any time as he or she deems advisable.

(b)	Executive Sessions. The Audit Committee shall maintain free and open communication with the (i) Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s internal auditing

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person or functional equivalent (“Internal Auditor”), (iv) the External Auditor, and (v) the Company’s internal and external counsel (“Counsel”) and shall periodically meet, in its sole discretion, in separate executive (private) sessions with the CFO, Internal Auditor, External Auditor and Counsel or a combination of them to discuss any matter that the Committee or any member believes should be discussed privately with the Committee.

(c)	Minutes. Minutes of each designated meeting of the Audit Committee shall be kept to document the discharge by the Committee of its responsibilities. The Audit Committee shall report the results of meetings and revisions undertaken and any associated recommendations to the Board, including a copy of its minutes being sent to the other members of the Board.

(d)	Quorum. A quorum for meetings shall consist of a majority of the Audit Committee’s members. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

(e)	Agenda. The Chairperson of the Audit Committee or other designated member shall prepare an agenda for each meeting of the Committee in consultation with the Audit Committee members, other Board members and input from the Company’s management or staff. Appropriate members of the Company management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting which shall be circulated on a timely basis in advance of the meeting.

(f)	Presiding Officer. The Chairperson of the Audit Committee or another designated member shall preside at Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

(g)	Decisions. The rules for calling, holding, conducting and adjourning meetings of the Audit Committee shall be the same as those governing the Board. At all meetings of the Audit Committee every question shall be decided by a majority of the votes cast.

5.	General Oversight. The Committee’s responsibilities shall include review of (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s accounting procedures, processes, internal controls and any special audit steps adopted in light of potential or actual deficiencies, (ii) any analyses prepared by management or the External Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analyses of the effects of alternative generally accepted accounting principles (“GAAP”) or other accounting standards and the presentation of the Company’s financial statements, (iii) the effect of regulatory and accounting industry initiatives, as well as off-balance sheet structures, on the Company’s financial statements, and (iv) press releases that contain information with respect to the historical or projected financial performance of the Company (with particular attention on the use of “pro forma” or “adjusted” non-GAAP information), as well as any other financial information provided to a financial analyst or a rating agency.

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6.	External Auditor Oversight

(a)	Selection and Evaluation. The Committee shall have the responsibility and exclusive authority for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit.

(b)	Pre-Approval of External Auditor Services.

(i)	Committee Pre-Approval. Audit services or non-audit services performed by the External Auditor for the Company must first be pre-approved by the Audit Committee and unless permitted by applicable federal securities laws and the rules and regulations of the SEC. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service shall be deemed to have been pre-approved for purposes of this Section. The Audit Committee shall also pre-approve any significant non-audit projects, investigations or services estimated at point of engagement to exceed $25,000.

(ii)	Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be reported to the full Committee at its next scheduled meeting.

(c)	Independence. The Committee shall periodically meet with the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the SEC. The Committee shall annually obtain from the External Auditor (i) a written statement delineating all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was not employed by the External Auditor and did not participate in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by appropriate accounting standards. The Committee shall establish a policy regarding the Company’s hiring of any former employee of the External Auditor.

(d)	Quality Control. The Audit Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures, and (ii) any material issues raised by (a) the External Auditor’s most recent internal quality-control review, or peer review or (b) any inquiry or investigation by governmental or professional authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues.

(e)	Audit Partner Rotation. The Audit Committee shall annually obtain from the External Auditor a written statement confirming that the lead (or coordinating) audit

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partner having primary responsibility for the Company’s audit has not performed any audit services for the Company in the Company’s five (5) previous fiscal years.

(f)	Review of External Auditor Reports. The Audit Committee shall review with management, the internal Auditor and the External Auditor (i) all reports required to be made by the External Auditor under applicable federal securities laws and the rules and regulations of the SEC regarding all critical accounting policies and practices used by the Company, (ii) all alternative treatments of the Company’s financial information within GAAP or other applicable accounting standards that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor, (iii) all other material written communications between the External Auditor and management, such as any management letter or schedule of unadjusted differences, and (iv) management’s assessment of the Company’s internal accounting procedures and process controls.

(g)	Internal Control Assessment. For each fiscal year after 2003, the Audit Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

(h)	Non-Audit Services. The Audit Committee shall review with management and decide whether to approve the retention of the External Auditor for any non-auditing services proposed to be rendered to the Company, including assessing their compatibility with maintaining the External Auditor’s independence. No non-audit services may be provided to the Company by the External Auditor unless approved in advance by the Committee under Section 6 (b) above. The External Auditor shall not provide to the Company, and the Committee shall not have the authority to approve the provision to the Company by the External Auditor of, those services described in Section 201 of the Sarbanes-Oxley Act of 2002 (the “Act”) or any other service that the Public Accounting Oversight Board established under the Act determines, by regulation may not be provided to the Company by the External Auditor.

(i)	Accountability. The External Auditor shall report directly to the Audit Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its direct accountability to the Audit Committee.

(j)	Audit Assessment. The Audit Committee shall review with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with the audit process, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were passed (as material or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

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(k)	Disagreements. The Audit Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

7.	Internal Auditing Oversight.

(a)	Internal Auditing Staff. For each fiscal year after 2003, the Committee shall annually evaluate the performance of the Internal Auditor and the internal auditing department with management and the External Auditor.

(b)	Internal Audit Process. For each fiscal year after 2003 the Committee shall meet periodically with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities and budget staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process, and (iv) adequacy of staffing accounting procedures, processes and financial controls.

8.	Financial Statements and Disclosure Oversight.

(a)	SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Audit Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Committee shall periodically review with management and the External Auditor the Company’s procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases and with respect to financial information and earnings guidance provided to financial analysts and rating agencies.

(b)	Accounting Changes. The Audit Committee shall, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company’s accounting principles and practices.

(c)	Adequate Disclosure. The Audit Committee shall periodically inquire of management, the External Auditor, Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

(d)	Criticisms. The Audit Committee shall periodically inquire of management, the Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by the

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Company’s employees of concerns regarding questionable accounting or auditing matters.

9.	Internal Controls, Legal Compliance and Code of Conduct Oversight

(a)	Internal Controls and Compliance Policies. For each fiscal year after 2003, and for the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically review and assess with management, the Internal Auditor, Counsel and the External Auditor (a) the internal control systems of the Company, including whether such controls are reasonable designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s policies on compliance with laws and regulations, (c) the Code of Conduct, and (d) the methods and procedures for monitoring compliance with such policies, and (ii) shall elicit from them any recommendations for the improvement of the Code of Conduct and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal controls and procedures of the Company for financial reporting) that is required to be filed by the Company with the SEC on Form 10-K.

(b)	Information Security. For each fiscal year after 2003, the Audit Committee shall periodically review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

(c)	Code of Conduct. The Audit Committee shall periodically inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Conduct, (ii) any waiver of compliance with the Code of Conduct, and (iii) any investigations undertaken with regard to compliance with the Code of Conduct. Any waiver of the Code of Conduct with respect to a director or executive officer may only be granted by the Committee. All waivers granted by the Committee shall be promptly reported to the entire Board and disclosed as required by rules and regulations of the SEC and NYSE.

(d)	Misconduct Allegations. The Audit Committee shall periodically inquire of management and the Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

(e)	Disagreements. The Audit Committee shall inquire of management, the Counsel, and if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

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10.	Risk Management Oversight.

(a)	Risk Exposure. The Audit Committee shall periodically meet with management and the External Auditor to review the Company’s major risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures.

(b)	Insurance. The Audit Committee shall periodically review and assess with management and the Counsel insurance coverage, including Directors and Officers Liability, property and casualty loss, and surety bonds.

(c)	Special-Purpose Entities and Off-Balance Sheet Transactions. The Audit Committee shall periodically meet with management, the Internal Auditor, the General Counsel and the External Auditor to review and assess all “special-purpose” entities of the Company, if any, and all complex financing transactions involving the Company, if any, including all related off-balance sheet accounting matters.

(d)	Consultation with Legal Counsel. The Audit Committee shall periodically receive reports from and review with Counsel, legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquiries received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.

11.	Reports and Assessments.

(a)	Board Reports. The Chairperson of the Audit Committee shall report from time to time to the Board on Committee actions taken toward the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company” financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function.

(b)	Charter Assessment. The Audit Committee shall annually review and assess the adequacy of this Charter and advise the Board and the Governance Committee of its assessment and of its recommendation for any changes to the Charter.

(c)	Committee Self-Assessment. The Audit Committee shall annually review and make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Governance Committee.

(d)	Proxy Statement Report. The Audit Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annually meeting of stockholders.

(e)	Recommend Action. The Audit Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

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(f)	Executive Sessions and Board Access to External Auditor. The Audit Committee shall, whenever the Board of Directors of the Committee deems it appropriate, have the External Auditor attend an executive meeting of the full Board apart from management, to discuss specific issues and to answer questions from the directors.

12.	General

(a)	Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Audit Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report, or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

(b)	Prohibited Officer and Director Loans. The Audit Committee shall review the Company’s compliance with the prohibition of loans to officers and directors under the rules and regulations of the NYSE, SEC and Sarbanes-Oxley Act of 2002.

(c)	Charter Guidelines. While the responsibilities of the Audit Committee set forth in Section 4 through 11 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

Approved by The Wiser Oil Company Board of Directors, March 4, 2004.

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April 28, 2004

Dear Stockholder,

The Securities and Exchange Commission has adopted a rule that allows us to send a single copy of our annual reports, proxy statements, prospectuses and other disclosure documents to two or more stockholders sharing the same address if they consent to do so, subject to certain conditions. We believe this “Householding” rule will provide greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home.

The Householding election appears on the enclosed proxy card for this option. If you wish to participate in the Householding program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold it or revoke it.

If you wish to continue to receive separate annual reports, proxy statements, prospectuses and other disclosure documents for each account in your household, you must withhold your consent to our Householding program by indicating “NO” when voting your proxy.

Please note that if you do not respond, you will be deemed to have consented, and Householding will start 60 days after the mailing of this notice.

You may revoke your consent at any time by contacting ADP, either by calling toll-free (800)542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the Householding program within 30 days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and Wiser. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Sincerely,

George K. Hickox, Jr. Chairman & Chief Executive Officer

THE WISER OIL COMPANY

Annual Meeting of Stockholders To Be Held June 8, 2004

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of The Wiser Oil Company (the “Company”) hereby constitutes and appoints Matt Eagleston, Gary Patterson and Mark A. Kirk, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held Tuesday, June 8, 2004, at 4:00 p.m., at the Hilton Park Cities Hotel, Dallas, Texas, and any adjournment thereof, and if then personally present to vote thereat all the shares of common stock of the Company held of record by the undersigned on April 23, 2004 as follows, and in the discretion of the proxies on all other matters properly coming before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed herein, or, if no direction is given, FOR the election of the nominees proposed by the Board of Directors. A vote for the election of the nominees listed on the reverse side includes discretionary authority to vote for a substitute if any of the nominees listed becomes unable to serve or for good cause will not serve. The proxies will vote in their sole discretion upon such other business as may properly come before the meeting.

Please complete, date and sign this Proxy Card on the reverse side and return it promptly in the enclosed business reply envelope.

Please mark your votes as indicated in this example	☒

(ADP will print in their format)

The Wiser Oil Company’s Annual Meeting to be held June 8, 2004 for stockholders of record on April 23, 2004

PROPOSAL 1:

In the election of Directors for a term of three years expiring in 2007:	FOR all nominees Listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
(1) A.W. Schenck, III (1) Eric D. Long	☐	☐

INSTRUCTION: Towithhold authority to vote for any individual nominee(s) write the name(s) Of such nominee(s) on the line provided below:

HOUSEHOLDING ELECTION			FOR	AGAINST

Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.			☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.			The undersigned hereby revokes all previous proxies for such Annual Meeting, hereby acknowledges receipt of the Notice of such Annual Meeting and the Proxy Statement furnished therewith, and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

DATED: , 2004

Signature

Signature if held jointly

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian and other fiduciary, please give your full title as such. For joint accounts, each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.